SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 20, 2013, among SunCoke Lake Terminal LLC ("Lake Terminal"), SunCoke Logistics LLC ("Logistics" and, together with Lake Terminal, the "Guaranteeing Subsidiaries'' and each a "Guaranteeing Subsidiary"), each of which is a subsidiary of SunCoke Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), the Partnership, SunCoke Energy Partners Finance Corp., a Delaware corporation ("Finance Corp." and together with the Partnership, the "Issuers" and individually an "Issuer"), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee").
WITNESSETH
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 24, 2013, providing for the issuance of 7.375% Senior Notes due 2020 (the "Notes");
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof
3.NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.EFFECT OF HEADINGS. Section headings herein are for convenience only and shall not affect the construction hereof.
7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 20, 2013

SUNCOKE LAKE TERMINAL, LLC
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President

SUNCOKE LOGISTICS LLC
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President

SUNCOKE ENERGY PARTNERS, L.P.
BY: SUNCOKE ENERGY PARTNERS GP LLC
its general partner
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and
Chief Financial Officer

SUNCOKE ENERGY PARTNERS FINANCE CORP.
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Treasurer and Chief Financial Officer

HAVERHILL COKE COMPANY LLC
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Treasurer and Chief Financial Officer

Signature Page to Indenture Supplement

MIDDLETOWN COKE COMPANY, LLC
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Treasurer and Chief Financial Officer

HAVERHILL COGENERATION COMPANY LLC
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Treasurer and Chief Financial Officer

MIDDLETOWN COGENERATION COMPANY LLC
By: /s/ Mark E. Newman
Name: Mark E. Newman
Title: Treasurer and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
As Trustee
By: /s/ Michael Countryman
Authorized Signatory

Signature Page to Indenture Supplement